CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 26, 2011 on Dreyfus California Municipal Bond Fund for the fiscal year ended May 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A No. 2-84105 and 811-3757) of Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

September 26, 2011